UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2020

IAA, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-38580	83-1030538
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Westbrook Corporate Center, Suite 500 Westchester, Illinois	60154
(Address of principal executive offices)	(Zip code)

(708) 492-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IAA	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

On May 1, 2020, IAA, Inc. (the “Company”) entered into an Incremental Commitment Agreement No. 1 (the “Incremental Agreement”), by and among the Company, certain domestic subsidiaries of the Company party thereto, the several lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Incremental Agreement was entered pursuant to that certain Credit Agreement, dated as of June 28, 2019 (the “Credit Agreement” and, as amended by the Incremental Agreement, the “Amended Credit Agreement”), by and among the Company, the lenders party thereto, the issuing lenders party thereto and the administrative agent. The Incremental Agreement provides for an increase to available revolving commitments under the Amended Credit Agreement by an additional $136 million, the proceeds of which may be used for working capital and general corporate purposes. The aggregate revolving commitments under the Amended Credit Agreement is now equal to $361 million.

 The foregoing description of the Incremental Agreement set forth under this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the full text of the Incremental Agreement, which is filed as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01.	Exhibits.

(d)	Exhibits

Exhibit	Description

10.1
Incremental Commitment Agreement No. 1, dated as of May 1, 2020, among IAA, Inc., certain subsidiaries of the Company party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IAA, Inc.

	By:	/s/ Vance C. Johnston
	Name:	Vance C. Johnston
	Title:	Executive Vice-President, Chief Financial Officer

Dated: May 6, 2020